UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2026, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into the Eleventh Amendment and Waiver to Term Loan and Security Agreement (the “Eleventh Amendment”) to the Term Loan and Security Agreement dated December 3, 2021 (the “Term Loan Facility”) with Direct Digital Holdings, Inc. (the “Company”), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (such guarantors together with DDH LLC, the “Credit Parties”), and Lafayette Square Loan Servicing, LLC (“LS”), as administrative agent, and Lafayette Square USA, Inc. (“Lafayette”) and the other lenders from time to time party thereto. The Eleventh Amendment is dated as of January 27, 2026 and is effective as of December 31, 2025.

Immediately prior to effectiveness of the Eleventh Amendment, term loans in an aggregate principal amount of $10.3 million remain outstanding under the Term Loan Facility. In connection with the Eleventh Amendment, the Credit Parties agreed to pay a $4.0 million amendment fee to be added to the principal balance of the term loans under the Term Loan Facility and to be due and payable, together with accrued interest thereon, upon the expiration of the term of the Term Loan Facility. Once added to the principal balance of the term loans, the amendment fee will bear interest at a fixed rate per annum equal to the interest rate applicable to term loans under the Term Loan Facility plus 2% per annum, to the extent applicable.

The Eleventh Amendment also amends certain financial covenants to remove the requirement for the Credit Parties to maintain (a) a minimum quarterly consolidated EBITDA for the fiscal quarter ending December 31, 2025 and (b) minimum revenue with respect to the sell-side advertising business of the Credit Parties for the fiscal quarter ending December 31, 2025.

Under the term of the Eleventh Amendment, the parties modified the amortization schedule for the outstanding loans under the Term Loan Facility and clarified that the maturity date of the Eighth Amendment Term Loan is September 30, 2026. The Eleventh Amendment provides that no principal payments will be due or payable with respect to the term loans for fiscal quarters ending March 31, 2026 and June 30, 2026. Commencing with the fiscal quarter ending September 30, 2026, principal payments will resume and be due in quarterly installments on the last business day of each fiscal quarter, in the amounts set forth in the Eleventh Amendment, with a final installment of the remaining unpaid principal balance due at maturity.

The foregoing description of the Eleventh Amendment is not complete and is qualified in its entirety by the full text of the Eleventh Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Eleventh Amendment and Waiver to Term Loan and Security Agreement, dated as of January 27, 2026 and effective as of December 31, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer